UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2008

Fleetwood Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3125 Myers Street, Riverside, California	92503-5527
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (951) 351-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Fleetwood Enterprises, Inc. (the “Company”) announced today that, pursuant to the indenture governing the Company’s 5% convertible senior subordinated debentures due 2023 (the “Debentures”), the Company is commencing an offer to repurchase any and all Debentures put to the Company on December 15, 2008, by issuing  shares of the Company’s common stock (the “Exchange Offer”).  In connection with the Exchange Offer, the Company will file today a Registration Statement on Form S-4 and a Schedule TO. The holders of the Debentures have the right to put the Debentures to the Company at par value, plus any accrued and unpaid interest, on December 15, 2008.  The purpose of the Exchange Offer is to satisfy the Company’s obligation to repurchase any Debentures put to the Company.  Alternatively, however, holders of the Debentures may elect to participate in the Company’s previously announced exchange offer, whereby the Company has offered holders of the Debentures a combination of new senior secured notes due 2011 that are guaranteed by certain of the Company’s subsidiaries and shares of common stock in exchange for their Debentures.

On November 6, 2008, the Company issued the press release, attached hereto as Exhibit 99.1, relating to the matters described in this item.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: November 6, 2008

/s/ Leonard J. McGill

Leonard J. McGill
Senior Vice President—Corporate Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 6, 2008.